                                                                    EXHIBIT 10.6



                            STOCK PURCHASE AGREEMENT
                                     BETWEEN
                           SPORTSSTAR MARKETING, INC.
                                       AND
                                 WAYNE 0. GEMAS



                                    EXHIBIT V

                        KEVIN GEMAS EMPLOYMENT AGREEMENT

                         EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT is made and entered into as of the 29 day of March, 1999, by and between Kevin W. Gemas (hereinafter referred to as the "Executive") and SportsStar Marketing, Inc., its subsidiaries, divisions and affiliated and related companies (hereinafter collectively referred to as the "Company" or "SSMK").

                                    RECITALS

    A. SSMK purchased all of the issued and outstanding capital stock of College Bound Student-Athletes, Inc. ("CBSA") pursuant to a Stock Purchase Agreement dated March 26, 1999 (the "Purchase Agreement").

    B. The Purchase Agreement provides for the employment of the Executive to assist in the continuation of the CBSA business under the ownership and management of SSMK, and the Executive desires to accept employment with SSMK.

    C. SSMK has offered employment to Executive for the compensation and other benefits hereinafter set forth, and the Executive is willing to accept employment on such terms.

    NOW THEREFORE, in consideration of the foregoing premises and of the covenants and agreements hereinafter contained and contained in the Purchase Agreement and the Exhibits attached thereto, the parties agree as follows:

                            EMPLOYMENT AND REMUNERATION

    1. EMPLOYMENT RELATIONSHIP. Company agrees to employ Executive for an initial term of five years, with annual extensions thereafter on the terms and conditions set forth herein. Company and Executive understand and agree that Executive is considered to be part of executive and management personnel of Company and/or professional staff to executive and management personnel of Company, as contemplated by C.R.S. Section 8-2-113(2)(d), a copy of which is attached hereto as "Exhibit 1". As a member of Company's executive and management personnel and/or professional staff to executive and management personnel, Executive's duties and responsibilities are to include, but not be limited to, the duties and responsibilities set forth on the attached "Exhibit 2".

    2. COMPENSATION. Company agrees that Executive shall be entitled to not less than the current benefits/compensation enjoyed as well as the bi-monthly payment of compensation, an annual paid vacation, health and life insurance coverage, sickness and accident benefits and coverage under any pension plan, as set forth on the attached "Exhibit 2." It is understood and agreed that Company may from time to time modify the specific terms and conditions of these entitlements.

    3. EXPENSES. Company agrees that Executive shall be entitled to reimbursement for traveling, entertainment and other expenses reasonably incurred by Executive in the performance of his employment obligations and responsibilities. It is understood and agreed that Company's liability in this regard shall be limited by the terms and conditions of Company policy in effect on the date that the expense is incurred.

                              FIDUCIARY OBLIGATIONS
                                  OF EXECUTIVE

      4. FULL TIME COMMITMENT. Executive agrees to devote his full energies, abilities, attention and business time to the performance of his employment obligations and responsibilities. Executive further agrees that he will not engage in any activity which conflicts or interferes with, or in any way compromises, his performance of those obligations and responsibilities.

      5. CONFIDENTIALITY. Executive recognizes that by virtue of his employment by Company, he will be granted otherwise prohibited access to confidential, proprietary information and data of Company which is not known either to its competitors or within the collegiate student athlete recruiting business and academic recruiting and related financial planning business generally and which has independent economic value to Company. This information (hereinafter referred to as "Confidential Information") includes trade secrets, as contemplated by C.R.S. Sections 7-74-102(4) and 8-2-113(2)(b), (a copy of which is attached hereto as Exhibit "1") and also includes, but is not limited to: the whole or any portion or phase of any technical information, process, procedure, formula, improvement, confidential business or financial information, business plan, listing of names, addresses, or telephone numbers, or other information relating to Company's business which is secret and of value, including, but not limited to, data relating to Company's unique marketing and servicing programs, procedures and techniques; business, management and personnel strategies; the criteria and formulae used by Company in pricing its product; lists of prospects, candidates and potential college athletic recruits compiled by Company's management and research staff; the identity, addresses, telephone numbers, authority and responsibilities of key contacts at Company accounts, including, but not limited to, high schools and colleges; details concerning the academic, athletic and personal backgrounds of student-athlete collegiate scholarship candidates, including attributes of the scholarship candidates; commission rates of Company personnel; and other data showing the particularized requirements and preferences of clients and Company accounts, including, but not limited to, high schools and colleges. Executive recognizes that this Confidential Information constitutes a valuable property of Company, developed over a long period of time and at substantial expense. Accordingly, Executive agrees that he will not, at any time during his employment by Company or for a period of five years after termination of employment, divulge such Confidential Information or make use of such Confidential Information for his own purposes or the purposes of another.

      6. PROPRIETARY INTEREST IN BUSINESS. Executive recognizes that by virtue of his employment by Company, he will be afforded numerous and extensive resources to assist him in the solicitation, development, production and servicing of business clients. Executive understands and agrees that all efforts that he expends and programs and strategies he develops in this regard shall be for the permanent and exclusive benefit of Company, that Company shall secure and retain indefinitely the proprietary interest in all such business clients, and that Executive will not undertake any action which could in any way disturb Company's relationship with said business clients and Company accounts.

                                 TERMINATION OF
                             EMPLOYMENT RELATIONSHIP

      7. DEFINITION OF FOR CAUSE. The term "for cause," as used in this Agreement, shall mean only one of the following: (a) Executive has materially breached this Agreement, which breach remains uncured to the reasonable satisfaction of the Board of Directors for thirty (30) days after Executive receives written notice thereof from the Board of Directors; (b) Executive has committed willful misconduct or any willful violation of law in the performance of Executive's duties to Company; (c) Executive has willfully failed to follow reasonable, lawful and explicit instructions for the Board of Directors of Company concerning the operations or business of the Company;
(d) Executive has been convicted of a felony deemed by Company to be adverse to its business or reputation; (e) Executive has willfully misappropriated funds or property of Company; (f) Executive has willfully obtained a personal profit from any transaction which constitutes a corporate opportunity of the Company, unless the transaction was approved in writing by Company's Board of Directors after full disclosure of all details relating to such transaction; or (g) Executive has breached the confidentiality or non-compete provisions of this Agreement.

      8. TERMINATION OF EXECUTIVE FOR CAUSE. If Executive is terminated for cause by Company, upon the date of termination, Company shall be relieved of its duties and obligations to pay Executive any additional compensation that would otherwise be due under Paragraph 2 of this Executive Employment Agreement. Upon termination, Company will calculate the Compensation due to Executive as of the date of termination and shall pay to Executive such compensation within 5 days. Such payment will discharge all further obligations of Company to Executive. If Executive is terminated for cause by Company, Executive shall be bound by the provisions of Paragraphs 13 and 14 of this Agreement.

      9. VOLUNTARY TERMINATION. In the event Executive elects to voluntarily terminate his employment pursuant to notice as provided in paragraph 12 hereof, Company shall pay Executive his prorated compensation to the date of termination, and Executive will be vested in all earned stock options which are exercisable as of the date of termination. Upon payment by Company of such prorated compensation and the exercise by Executive of such stock options, Company shall be relieved of all further obligations to Executive under this Agreement. In such event, Executive will be bound by the provisions of paragraphs 13 and 14 hereof.

      10. TERMINATION FOR NON-PERFORMANCE. As a condition to continued employment, Executive will be expected to substantially meet the operating goals of the Company, such goals to be determined in writing by the mutual agreement of the Chief Executive Officer of the Company and Employee by June 15 of each year, commencing June 15, 1999. Failure to meet these performance standards may, in the discretion of Company, be grounds for termination. In such event, and if Executive is not otherwise in default under the terms of this Agreement, Company will compensate Executive as follows:

            10.1 If such termination occurs during the first year of employment, Executive will receive a severance payment equal to three (3) months' salary and any stock options granted and vested to Executive as of the date of such termination.

            10.2 If such termination occurs during the second year of employment, Executive will receive a severance payment equal to five (5) months' salary and any stock options granted and vested to Executive as of the date of such termination.

            10.3 If such termination occurs during the third year of employment or any year thereafter, Executive will receive a severance payment equal to six (6) months' salary and any stock options granted and vested to Executive as of the date of such termination.

      11. NOTICE PERIOD. Executive and Company understand and agree that should Executive elect to voluntarily terminate employment, that he will give Company 30 days' advance written notice (the "Notice Period"). Company may, at its option, pay Executive for the Notice Period in lieu of active employment during the Notice Period. It is understood that a party's exercise of its rights under this paragraph shall be without prejudice to any other right or remedy which it may have at law, in equity, or under this Agreement, including, without limitation, Company's right to terminate such employment without notice for cause.

            11.1 Company agrees to continue in effect during the Notice Period the compensation and benefits to which Executive may be entitled under Paragraph 2 and 3 of this Agreement.

            11.2 Executive agrees that during the Notice Period, he will cooperate fully with Company in all matters relating to the winding up of any pending work and the orderly transfer to other Company employees of accounts and matters for which he has most recently been responsible.

            11.3 Executive agrees that, prior to the expiration of the Notice Period, he will return to Company all lists of prospects, candidates and potential college athletic recruits compiled by Company's management and research staff, or by Executive while employed by Company, and all business records and materials related thereto, whether in tangible form, or on computer hard disks, diskettes, on tape drives or any electronic media, computer literature, correspondence, notes, memoranda, reports, summaries, manuals, proposals, contracts and other documents of any kind which relate in any way to the business of Company, including specifically all materials which comprise or refer to Company's Confidential Information. It is understood and agreed that Executive will not retain any copy, facsimile or note intended to memorialize any such data. Executive further understands and agrees that Company's Confidential Information and trade secrets, even if contained in the memory of Executive, remains the sole and exclusive property of Company and subject to the terms of this Executive Employment Agreement.

          11.4 Executive understands and agrees that, at or about the expiration of the Notice Period, Company may convene an exit interview to review the status of accounts and manners for which Executive has most recently been responsible; ensure that Executive has fully obtained his entitlements under this Agreement; and/or confirm that Executive clearly understands the nature and scope of his post-employment obligations.

                         POST-EMPLOYMENT OBLIGATIONS

     12. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Executive recognizes the highly sensitive nature of the Confidential Information and trade secrets to which he will have access during his employment and acknowledges Company's legitimate interest in safeguarding same from disclosure. Accordingly, Executive agrees that he will not, at any time, either while employed by Company or for a period of five years following the termination of his employment, make any independent use of, publish or disclose, or authorize anyone else to publish or disclose, to any other person or organization, any of Company's Confidential Information, including, but not limited to, trade secrets, except as required by Company in the course of Executive's duties as an employee of Company. The restrictions expressed herein shall not apply, however, to information that is in the public domain without breach of this Agreement.

     13. NON-COMPETE. Executive recognizes Company's legitimate interest in promoting, during and for a reasonable period of time following the termination of Executive's employment, those Company accounts and business contacts with which Executive will be associated during his employment and acquired by Company pursuant to the Purchase Agreement. Accordingly, Executive understands and agrees that while employed by Company and for a period of three years following the termination of his employment by the Executive or for cause by the Company, he will not, directly or indirectly, engage in the activities prohibited in Section 4.(a)(i) through (iii) of the Purchase Agreement. The geographic limitation within which the Executive shall not compete includes any states in which Company conducts its business as of the date of the termination of Executive's employment with the Company. Notwithstanding this location limitation, Executive will not, during the noncompetition period, solicit or perform work for any of Company's existing customers or clients as of the date of termination of Executive's employment, regardless of the location from which such work is performed. If the geographic limitation set forth herein is deemed to be unreasonable, Executive agrees to abide by the maximum geographic limitation decided by a court of competent jurisdiction. In the event that Company abandons the business acquired pursuant to the Purchase Agreement, or that the rights to the CBSA Mark, College Bound Student-Athletes (CBSA) name and Software revert back to the Seller under the terms of the Purchase Agreement, the restrictions in this Section 13 will be null and void and of no effect in restricting the Executive.

                                  ENFORCEMENT

      14. BREACH OF AGREEMENT. Executive and Company understand and agree that any breach or evasion of any term of this Executive Employment Agreement will potentially give rise to actions for breach of contract or tort, which may be brought in any court of competent jurisdiction. Executive recognizes that the rights and privileges granted to him by this Agreement, his services and his corresponding covenants to Company, are of a special, unique and extraordinary character, the loss of which cannot reasonably or adequately be solely compensated for in damages in any action at law or through the offset or withholding of any monies to which he otherwise might be entitled from Company. Accordingly, Executive understands and agrees that Company shall also be entitled to equitable relief, including a temporary restraining order and preliminary and permanent injunctive relief, to prevent a breach of this Agreement. The remedies available to Company under this Executive Employment Agreement are cumulative. Company may, in its sole discretion, elect to pursue all or any of such remedies. Such remedies are in addition to any given by law or equity and may be enforced successively or concurrently.

            14.1 This Agreement shall be governed by and construed in accordance with the laws of the state of Colorado.

            14.2 The provisions of this Agreement are intended to be interpreted and construed in a manner which makes such provisions valid, legal and enforceable. In the event any provision of this Agreement is found to be partially or wholly invalid, illegal or unenforceable, such provision shall be modified or restricted to the extent and in the manner necessary to render such provision valid, legal and enforceable. It is expressly understood and agreed between the parties that this modification or restriction may be accomplished by mutual accord between the parties or, alternatively, by disposition of a court of law. If such provision cannot under any circumstances be so modified or restricted, it shall be excised from this Agreement without affecting the validity, legality or enforceability of any remaining provisions.

            14.3 In the event a legal action is commenced by either party hereto to enforce or determine the meaning of any term or provision of this Executive Employment Agreement, the substantially prevailing party in such action will be entitled to recover reasonable attorneys' fees and costs incurred in the prosecution of such action.

                                  MISCELLANEOUS

      15. Except as hereinafter provided, this Agreement supersedes all existing Company policies, and all previous agreements between the parties; to the extent that such policies and agreements consider subject matters herein addressed. Any and all prior covenants entered into by Executive for the benefit of Company and relating to restrictions on Executive's business activities after termination of employment with Company remain in full force and effect.

     16. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company and may be enforced by any subsidiary of Company for whom Executive has provided services hereunder.

     17. As used in this Agreement, all terms of masculine gender shall be construed, where appropriate, to be of the feminine gender.

                                ACKNOWLEDGMENT

     Executive and Company, by its designated representative, hereby acknowledge that they have read and understand each of the provisions of this Agreement, that they have had the opportunity to discuss the terms and conditions of this Executive Employment Agreement, prior to signing, with independent counsel, that they have executed this Agreement voluntarily and with full knowledge of its significance, and that they intend to be fully bound by the same.

KEVIN W. GEMAS                         SPORTSSTAR MARKETING, INC.

/s/ Kevin W. Gemas                     By:  /s/ William Kroske
----------------------------------        -------------------------------
                                       Title: President
                                             ----------------------------

Witness:                               Attest:



----------------------------------     ----------------------------------

                                   EXHIBIT 1

                                       TO

                         EXECUTIVE EMPLOYMENT AGREEMENT

                                       OF

                                 KEVIN W. GEMAS

LABOR RELATIONS                                                 SECTION 8-2-113

     (4) The provision of such employment information shall not constitute a violation of the prohibition against blacklisting as provided in sections 8-2-110 and 8-2-111, nor shall it constitute an unfair labor practice in violation of any provision of article 3 of this title.

     (5) In order for the immunity from civil liability and the nonapplicability of the blacklisting prohibitions provided in this section to apply, a copy of the employment reference must be sent by the institution providing such reference to the last-known address of the applicant for whom the reference is given. An individual who is the subject of such a reference may secure a copy of the employment reference without charge from the institution providing such reference by appearing in person and requesting such copy.

Laws 1989, H.B.1133, Section 1.

SECTION 8-2-112.  UNLAWFUL TO PUBLISH NOTICE OF BOYCOTT

     It is unlawful to print or circulate any notice of boycott, boycott card, sticker, banner, sign, or dodger publishing or declaring that a boycott or ban exists, or has existed or is contemplated against any person, firm, or corporation doing a lawful business, or publish the name of any judicial officer or other public officer upon any notice of boycott, boycott card, sticker, banner, sign, or other similar list because of any lawful act or decision of such official.

Laws 1905, H.B. 158, Section 2.

PRIOR COMPILATIONS: Rev.St.1908, Section 399; Comp.Laws 1921, Section 4163; C.S.A.1935, C. 97, Section 91; C.R.S.1953, Section 80-4-12; C.R.S.1963,
Section 80-11-12.

                             LIBRARY REFERENCES

Labor Relations KEY 301.
WESTLAW Topic No. 232A.
C.J.S. Labor Relations Section 286.

                              NOTES OF DECISIONS

CONSTRUCTION AND APPLICATION     1
JURISDICTION     2

                               ---------------

1.   CONSTRUCTION AND APPLICATION

     Colorado boycott statute applied to all persons, including plaintiffs, though neither of them was an employee, employer or labor organization and plaintiffs would not lack standing on that ground to bring action seeking declaratory judgment and temporary and permanent injunction against enforcement of Colorado boycott statute. Resident Participation of Denver, Inc. v. Love, D.C.Colo.1971, 322 F.Supp. 1100.

2.   JURISDICTION

     Where request had not been made by industrial commission or its director that action be taken against plaintiffs for violation of Colorado boycott statute but statute's prohibition against printing or circulating boycott notices would apply to plaintiffs' proposed conduct and offices of both attorney general and district attorney had indicated willingness to prosecute, three-judge district court would retain jurisdiction in suit seeking declaratory judgment and temporary and permanent injunction against enforcement of statute, over claim that case was not ripe for adjudication. Resident Participation of Denver, Inc. v. Love, D.C.Colo.1971, 322 F.Supp. 1100.

SECTION 8-2-113.  UNLAWFUL TO INTIMIDATE WORKMAN--AGREEMENT NOT TO COMPETE

     (1) It shall be unlawful to use force, threats, or other means of intimidation to prevent any person from engaging in any lawful occupation at any place he sees fit.

SECTION 8-2-113                                            LABOR AND EMPLOYMENT

     (2) Any covenant not to compete which restricts the right of any person to receive compensation for performance of skilled or unskilled labor for any employer shall be void, but this subsection (2) shall not apply to:

     (a) Any contract for the purchase and sale of a business or the assets of a business;

     (b)  Any contract for the protection of trade secrets;

     (c) Any contractual provision providing for recovery of the expense of educating and training an employee who has served an employer for a period of less than two years;

     (d) Executive and management personnel and officers and employees who constitute professional staff to executive and management personnel.

     (3) Any covenant not to compete provision of an employment, partnership, or corporate agreement between physicians which restricts the right of a physician to practice medicine, as defined in section 12-36-106, C.R.S., upon termination of such agreement, shall be void; except that all other provisions of such an agreement enforceable at law, including provisions which require the payment of damages in an amount that is reasonably related to the injury suffered by reason of termination of the agreement, shall be enforceable. Provisions which require the payment of damages upon termination of the agreement may include, but not be limited to, damages related to competition.

Laws 1905, H.B.158, Section 3; Laws 1973, H.B.1215, Section 1; Laws 1982,
H.B.1174, Section 1.

PRIOR COMPILATIONS: Rev.St.1908, Section 400; Comp.Laws 1921, Section 4164; C.S.A.1935, c. 97, Section 92; C.R.S.1953, Section 80-4-13; C.R.S.1963,
Section 80-11-13.

                         HISTORICAL AND STATUTORY NOTES

     The 1982 amendment added subsec. (3).

                                CROSS REFERENCES

Uniform Trade Secrets Act, see Section 7-74-101 et seq.

                            LAW REVIEW COMMENTARIES

     Buying or Selling a Small Business in Colorado. Andrew B. Shaffer and Brian D. Wylie, 15 Colo.Law. 2171 (Dec.1986).

     Drafting a noncompetition clause for the Colorado contract. Michael J. Katz, 20 Colo.Law. 703 (1991).

     Drafting Noncompete Covenants: Statutory and Common Law Constraints. Kathryn L. Powers, 13 Colo.Law. 757 (May 1984).

     Noncompetition Covenants in Colorado. James R. Krendl, Cathy S. Krendl. 52 Den.L.J. 499 (1975).

     Protecting Technical Information: The Role of the General Practitioner. Gregory B. Abbott and Glenn K. Beaton, 12 Colo.Law. 1215 (Aug. 1983).

     Trade Secret Litigation: Injunctions and Other Equitable Remedies. Jack W. Berryhill, 48 U.Colo.L.Rev. 189 (1977).

                               LIBRARY REFERENCES

     Extortion and Threats KEY 25.

     WESTLAW Topic No. 165.

     C.J.S. Threats and Unlawful Communications Sections 2 to 9.

     Colorado Methods of Practice, Rev.3d Ed., Vol. 1 (1989), Krendl,
          Section 267.

     Colorado Personal Injury Practice, Vol. 7 (1989), Miller, Section 29.4.

                               NOTES OF DECISIONS

EXECUTIVE AND MANAGEMENT PERSONNEL, NONCOMPETE AGREEMENTS     9

INJUNCTIVE RELIEF, NONCOMPETE AGREEMENTS     12

MONETARY RELIEF, NONCOMPETE AGREEMENTS     13

UNIFORM TRADE SECRETS ACT                                      SECTION 7-74-102

     Invention assignment agreements in Colorado. Ben Sparks and David Steigerwald, 26 Colo.Law. 47 (Jan. 1997).

     Protecting trade secrets in a world without borders. Elissa Safer, 27 Colo.Law. 67 (April 1998).

                                 LIBRARY REFERENCES

Colorado Methods of Practice, 4th Ed., Vol. 1 (1997), Krendl, Section 5.6.

Colorado Methods of Practice, 4th Ed., Vol. 1B (1997), Krendl, Section 19.25.

                            UNITED STATES CODE ANNOTATED

Public officers and employees, disclosure of confidential information, sanctions, see 18 U.S.C.A. Section 1905.

SECTION 7-74-101. SHORT TITLE

     This article shall be known and may be cited as the "Uniform Trade Secrets Act".

Added by Laws 1986, H.B.1260, Section 1.

                           HISTORICAL AND STATUTORY NOTES

UNIFORM LAW:

     This section is similar to Section 9 of the Uniform Trade Secrets Act. See 14 Uniform Laws Annotated, Master Edition.

                                 LIBRARY REFERENCES

     Master and Servant KEY 60.
     WESTLAW Topic No. 255.
     C.J.S. Master and Servant Sections 123 to 126.

SECTION 7-74-102.  DEFINITIONS

     As used in this article, unless the context otherwise requires:

     (1) "Improper means" includes theft, bribery, misrepresentation, breach or inducement of a breach of a duty to maintain secrecy, or espionage through electronic or other means.

     (2)  "Misappropriation" means:

     (a) Acquisition of a trade secret of another by a person who knows or has reason to know that the trade secret was acquired by improper means; or

     (b) Disclosure or use of a trade secret of another without express or implied consent by a person who:

     (I)  Used improper means to acquire knowledge of the trade secret; or

     (II) At the time of disclosure or use, knew or had reason to know that his knowledge of the trade secret was:

     (A) Derived from or through a person who had utilized improper means to acquire it;

     (B) Acquired under circumstances giving rise to a duty to maintain its secrecy or limit its use; or

SECTION 7-74-102                                                  TRADE SECRETS

     (C) Derived from or through a person who owed a duty to the person seeking relief to maintain its secrecy or limit its use; or

     (III) Before a material change of his position, knew or had reason to know that it was a trade secret and that knowledge of it had been acquired by accident or mistake.

     (3) "Person" means a natural person, corporation, business trust, estate, trust, partnership, association, joint venture, government, governmental subdivision or agency, or any other legal or commercial entity.

     (4) "Trade secret" means the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, improvement, confidential business or financial information, listing of names, addresses, or telephone numbers, or other information relating to any business or profession which is secret and of value. To be a "trade secret" the owner thereof must have taken measures to prevent the secret from becoming available to persons other than those selected by the owner to have access thereto for limited purposes.

Added by Laws 1986, H.B.1260, Section 1.

                           HISTORICAL AND STATUTORY NOTES

UNIFORM LAW:

     This section is similar to Section 1 of the Uniform Trade Secrets Act. See 14 Uniform Laws Annotated, Master Edition.

                        LAW REVIEW AND JOURNAL COMMENTARIES

     Drafting a noncompetition clause for the Colorado contract. Michael J. Katz, 20 Colo.Law. 703 (1991).

     Introduction to the law of trade secrets. Daniel P. Powell, 23 Colo.Law. 2125 (1994).

                                 LIBRARY REFERENCES

Master and Servant (Key)60.
WESTLAW Topic No. 255.
C.J.S. Master and Servant Sections 123 to 126.
Colorado Civil Procedure Forms and Commentary, Vol. 12 (1996), Knapp, Sections 26.33, 42.16, 42.18.

Colorado Methods of Practice, 4th Ed., Vol. 1B (1997), Krendl, Section 19.25.

                                 NOTES OF DECISIONS

COMPUTER PROGRAMS, TRADE SECRET       6
CONSTRUCTION AND APPLICATION          1
CONSTRUCTION WITH OTHER LAWS          2
INJUNCTION                            8
LIABILITY                             7
MISAPPROPRIATION                      3
SALES AND MARKETING INFORMATION,
  TRADE SECRET                        5
TRADE SECRET                        4-6
     IN GENERAL                       4
     COMPUTER PROGRAMS                6
     SALES AND MARKETING INFORMATION  5


1.  CONSTRUCTION AND APPLICATION

     Use of device for recovering gold particles from sand and gravel to produce copies was unauthorized use sufficient to render those involved in copying and production of copies liable for misappropriation of trade secret, where device had been lent for express purpose of testing product to determine whether multiple copies of the device would be purchased; under those circumstances, there was implied duty to preserve device in its original condition and to not use it for purposes other than testing. Mineral Deposits Ltd. v. Zigan, App.1988, 773 P.2d 606, certiorari denied.

                                   EXHIBIT 2

                                       TO

                         EXECUTIVE EMPLOYMENT AGREEMENT

                                       OF

                                 KEVIN W. GEMAS

                               TERMS OF EMPLOYMENT

                            BEGINNING 4/16/99, 1999
                                     --------


COMMENCEMENT OF EMPLOYMENT:         Upon the closing of SSMK's purchase of all
                                    issued and outstanding shares of common
                                    stock of College Bound Student -
                                    Athletes, Inc.

TITLE: Chief Operating Officer - Profile Division of SSMK

RESPONSIBILITIES:                   Responsible for efficient profile
                                    fulfillment and profitability of the Profile
                                    Division. Also responsible for maximizing sales and marketing activities in coordination with SSMK with direct responsibility for meeting corporate sponsorship and athletic director contract revenue goals. Duties to be provided at Cedarburg, Wisconsin office during the initial 24 months of employment.

REPORTING RESPONSIBILITY:           CEO of SSMK

COMPENSATION:

      ANNUAL SALARY:                $90,000, subject to annual review.

      BENEFITS:                     Standard benefit package for Executive
                                    Management but not less than current benefit package; and automobile allowance of $1,100 per month.

      INCENTIVE COMPENSATION:       After one (1) year, entitled to participate
                                    in SSMK executive management bonus and stock option plans.

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GOALS:                              The following goals are established for the
                                    initial 12-month period, but are subject to modification upon mutual written agreement of Employee and Chief Executive Officer of
                                    Company:

                                    1.    Achieve an average of 150 units at an
                                    average of $795 per unit in retail profile sales per month for one year after April 1, or until such time as the Media Program generates at least $50,000 in additional sales per month, whichever is the earlier to occur.

                                    2.    Obtain and collect fees from new
                                    corporate sponsorships at an average of
                                    $25,000 per month and a total amount of not less than $300,000 for the twelve month period commencing ninety days after the effective date of this Agreement.

                                    3.    Obtain 24 new college athletic
                                    director contracts during the initial 15 month period, at an aggregate of $50,000.

                                    4.    Reduce the fulfillment cost per
                                    profile to $100 per unit during the 12
                                    months.

                                    5.    Achieve a minimum 90% satisfaction
                                    rate during the 12 month period, provided that an average of 150 units at an average of $795 per unit in retail profiles per month are sold during this period.